UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 20, 2009 (April 2, 2009)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On April 2, 2009, American Defense Systems, Inc. (the “Company”) was notified that the U.S. Marine Corps Systems Command of Quantico, Virginia awarded the Company a firm fixed price, indefinite delivery, indefinite quantity, three-year, sole source contract, effective as of March 27, 2009 (the “Contract”), pursuant to which the Company will provide Add on Armor (AoA) Crew Protection Kits (the “CPK”) and spare parts for various types of construction vehicles used in U.S. Marine Corps military operations.  The value of the Contract is $29,999,382, of which the Company anticipates to receive approximately $16 million from the initial delivery orders for Contract Line Item Numbers 0001 through 0011 set forth on the Contract by the end of 2009.

The description of the terms of the Contract set forth herein is qualified in its entirety to the full text of the Contract, which is filed as an exhibit hereto.

Item 9.01                    Financial Statements and Exhibits.

(c)                                                          Exhibits

10.1	Contract No. M67854-09-D-5069 between the Company and the U.S. Marine Corps Systems Command, effective as of March 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer